UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2017

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 1, 2017, Ampio Pharmaceuticals, Inc. (the “Company”) received a letter from NYSE American (the “Exchange”) stating that the Exchange has determined that the Company is not in compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Exchange Company Guide (the “Company Guide”) and the stockholders’ equity continued listing standards applicable to the Company due to the Company’s recently reported stockholders’ equity of $3,734,756 as of June 30, 2017 and net losses in its five most recent fiscal years ended December 31, 2016.

The letter requires the Company to submit a plan by October 2, 2017 advising of actions it has taken or will take to regain compliance with the continued listing standards by March 1, 2019. If the Company’s plan is accepted by the Exchange, then the Company will be able to continue its listing during the period ending March 1, 2019, during which time it will be subject to periodic reviews, including quarterly monitoring, for compliance with the plan. If the Company does not submit a plan or if the plan is not accepted, delisting proceedings will commence. Furthermore, if the plan is accepted by the Exchange, but the Company is not in compliance with the continued listing standards of the Company Guide by March 1, 2019, or if the Company does not make progress consistent with the plan, then the Exchange staff will initiate delisting proceedings as appropriate.

The Company issued a press release on September 7, 2017 stating that it had received the letter from the Exchange.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Ampio Pharmaceuticals, Inc. issued September 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Thomas E. Chilcott, III
Thomas E. Chilcott, III
Chief Financial Officer

Dated: September 7, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Ampio Pharmaceuticals, Inc. issued September 7, 2017.